Kadmon

KD025-213: Pivotal Trial of KD025 in cGVHD

Interim Analysis Topline Results

November 11, 2019

Forward-Looking Statement

This presentation contains "forward-looking" statements that are based on the beliefs and assumptions of, and on information currently available to, management of Kadmon Holdings, Inc. (the "Company"). All statements other than statements of historical fact contained in this presentation are forward-looking statements. Forward-looking statements include information concerning the initiation, timing, progress and results of clinical trials of the Company's product candidates, the timing or likelihood of regulatory filings and approvals for any of its product candidates, and estimates regarding the Company's expenses, future revenues and future capital requirements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission.

Forward-looking statements represent the Company's beliefs and assumptions only as of the date of this presentation. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform any of the forward-looking statements to actual results or to changes in its expectations.

CEO Opening Remarks

Harlan W. Waksal, M.D., President and CEO

KD025-213: Interim Analysis Outcomes

- **KD025 met the primary endpoint at the interim analysis of the pivotal trial in cGVHD (KD025-213)**
- **KD025 achieved statistically significant and clinically meaningful Overall Response Rates (ORRs):**
  – 64% ORR with KD025 200 mg QD (95% CI: 51%, 75%)
  – 67% ORR with KD025 200 mg BID (95% CI: 54%, 78%)
- **KD025 has been well tolerated**
  – AEs have been consistent with those expected in this patient population
- **Results from primary analysis expected Q1 2020**
- **Data will be submitted for presentation at an upcoming scientific meeting**

KD025-208: Updated Results

Phase 2 Clinical Trial of KD025 in cGVHD

Sanjay Aggarwal, M.D., SVP, Clinical Development

KD025-208: Phase 2a Study of KD025 for Patients with cGVHD

Study initiated September 2016; Conducted at 7 U.S. Sites

Key Eligibility Criteria:

- Adults who have had allogeneic hematopoietic cell transplantation (HCT) with steroid-dependent or steroid-refractory cGVHD
- Have persistent active cGVHD after at least 2 months of steroid therapy
- Receiving glucocorticoid therapy +/- calcineurin inhibitor therapy for cGVHD
- 1-3 prior lines of treatment for cGVHD

Cohort 1: 200mg QD (n=17) →

Cohort 2: 200mg BID (n=16) →

Cohort 3: 400mg QD (n=21) →

Three cohorts enrolled sequentially, following safety assessment of previous cohort

Key Endpoints:

- ORR, per 2014 NIH criteria
- Safety and tolerability
- Duration of response (DOR)
- Response by organ system
- Changes in corticosteroid and calcineurin inhibitor dose

KD025-208: Updated Data With Additional 6 Months of Follow-up

Data as of 8-Mar-2019

KD025-208 ORR

	KD025 200 mg QD (n=17)	KD025 200 mg BID (n=16)	KD025 400 mg QD (n=21)	mITT (n=54)
ORR 95% CI	65% (38, 85)	69% (41, 89)	62% (38, 82)	**65%** (51, 77)

Clinically Meaningful and Durable Responses

- **ORRs of ~65% across all 3 cohorts**
  - Responses observed in all organ systems, including in organs with fibrotic disease
  - Median of duration of response: 34 weeks
- **Well tolerated**
  - No treatment-related SAEs
  - No apparent increased risk of infection observed
  - 24% of patients have remained on KD025 therapy for >1.5 years[1]

[1]As of June 30, 2019

KD025-213: Interim Analysis Results

Pivotal Clinical Trial of KD025 in cGVHD

KD025-213: Ongoing Pivotal Trial of KD025 in cGVHD

KD025-213 (ROCKstar): A Phase 2, Open-Label, Randomized, Multicenter Study to Evaluate the Efficacy and Safety of KD025 in Subjects With cGVHD After At Least 2 Prior Lines of Systemic Therapy

Key Eligibility Criteria:

- Adults and adolescents who have had allogeneic HCT
- Active cGVHD
- Received 2-5 prior lines of systemic therapy for cGVHD

R

KD025 200 mg QD (n=63)

KD025 200 mg BID (n=63)

Treat to clinically significant progression

Primary Endpoint:

- ORR, per 2014 NIH criteria

Key Secondary Endpoints:

- Safety
- Duration of response
- Response by organ system
- Lee Symptom Score (QoL measurement)
- Changes in corticosteroid and calcineurin inhibitor dose

KD025-213: Fully Enrolled in Less Than 10 Months



Number of Patients
140
120
100
80
60
40
20
0
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Aug-19

- **Conducted at 32 U.S. sites**
- **First Patient In: Oct 2018**
- **Last Patient In: Aug 2019**
- **Final mITT / safety: n=132**
  - 66 patients per arm

KD025-213: Real-World Patient Population

Demographics and Baseline Characteristics		
Demographics	**KD025 200 mg QD (n=66)**	**KD025 200 mg BID (n=66)**
Median age [years (range)]	53 (21-77)	57 (21-77)
Male (%)	64	50
Median prior lines of therapy	3	4
Median time from cGVHD diagnosis to enrollment (months)	25	30
≥4 Organs Involved [n (%)]	34 (52%)	35 (53%)
Median prednisone dose (mg/kg/day)	0.2	0.2
Stratification Factors:		
Severe cGVHD [n (%)]	45 (68%)	42 (64%)
Prior Ibrutinib Treatment	23 (35%)	22 (33%)

KD025-213: Statistical Analysis Plan

Primary Endpoint: ORR
Statistical significance is achieved if the lower bound of the 95% CI of ORR exceeds 30%

	Timepoint	Status
Interim Analysis	2 months after completion of enrollment (Oct 2019)	**Reported November 2019**
Primary Analysis	6 months after completion of enrollment (Feb 2020)	**Planned Q1 2020**

KD025-213 Met Primary Endpoint at Interim Analysis

ORR Results Have Exceeded Threshold For Success


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
64%
(95% CI: 51%, 75%)[1]
67%
(95% CI: 54%, 78%)[2]
KD025 200 mg QD
(n=66)
KD025 200 mg BID
(n=66)

- **KD025 achieved clinically and statistically significant ORRs in both arms**
- **KD025 has been well tolerated**
  - AEs have been consistent with those expected in this patient population

[1]$p<0.0001$; [2]$p<0.0001$

Closing Remarks

Harlan W. Waksal, M.D., President and CEO

KD025 in cGVHD: Path Forward

- **KD025 met the primary endpoint at interim analysis of pivotal trial in cGVHD (KD025-213)**
  - 64% ORR with KD025 200 mg QD (95% CI: 51%, 75%)
  - 67% ORR with KD025 200 mg BID (95% CI: 54%, 78%)
- **FDA granted Breakthrough Therapy Designation to KD025 in cGVHD after at least 2 prior lines of systemic therapy (Oct 2018)**
- **Pre-NDA meeting with FDA for KD025 in cGVHD anticipated Q1 2020**
- **Results from primary analysis expected Q1 2020**
- **Data will be submitted for presentation at an upcoming scientific meeting**
- **Kadmon plans to file an NDA for KD025 in cGVHD in 2020, subject to FDA feedback**

Q&A